     As filed with the Securities and Exchange Commission on July 29, 1996
                                               Registration No. 333-______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                    --------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------

                             FIRSTFED BANCORP, INC.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

                           Delaware                       63-1048648
                 -------------------------------       -------------------
                 (State or other jurisdiction of       (I.R.S. Employer
                 incorporation or organization)        Identification No.)

                           1630 Fourth Avenue, North
                         Bessemer, Alabama  35020-5711
- --------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                             FirstFed Bancorp, Inc.
                      1995 Stock Option and Incentive Plan
               -------------------------------------------------
                            (Full Title of the Plan)

                               B.K. Goodwin, III
                     Chief Executive Officer and President
                            FirstFed Bancorp, Inc.
                           1630 Fourth Avenue, North
                         Bessemer, Alabama  35020-5711
          ----------------------------------------------------------
                    (Name and Address of Agent For Service)

                                (205) 428-8472
     ---------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
          Title of                               Proposed Maximum      Proposed Maximum        Amount of
        of Securities       Amount to be          Offering Price      Aggregate Offering      Registration
      to be registered       Registered              Per Share               Price                 Fee
- ------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value               30,000 (1)                 (2)                 $732,380 (2)          $252.54
==================================================================================================================

(1) Maximum number of shares issuable under the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (30,000 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2)  Under Rule 457(h) the registration fee may be calculated, inter alia, based
                                                               ----- ----
     upon the price at which the options may be exercised. 30,000 shares are being registered hereby, of which 26,000 are under option at a weighted average exercise price of $23.75 per share ($617,500 in the aggregate).
     The remainder of such shares, which are not presently subject to option (4,000 shares), are being registered based upon the book value of the common stock, on June 30, 1996, of $28.72 per share ($114,880 in the aggregate). Therefore, the total amount of the offering being registered herein is $732,380.

                                    PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

 Item 1.  Plan Information*
 ------

 Item 2.  Registrant Information and Employee Plan Annual Information*
 ------

      *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Certain Documents by Reference
 ------

      FirstFed Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

      The following documents are incorporated by reference in this Registration
 Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 as filed with the Commission on June 28, 1996 (Commission File No. 0-19609).

      (b) The information set forth under "Description of Capital Stock of the Holding Company" (Page 100) of the Prospectus, included as part of the Company's Registration Statement on Form S-1 (Registration No. 33-41540), which information is incorporated herein by reference.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the shares of common stock, par value $.01 per share ("Common Stock") shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

 Item 4.  Description of Securities
 ------

          Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

 Item 5.  Interests of Named Experts and Counsel
 ------

          Not Applicable.

 Item 6.  Indemnification of Directors and Officers
 ------

               Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

      (S)145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).


      The Company's Restated Certificate of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

      TENTH:    A.   Each person who was or is made a party or is threatened to
      -----
 be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the

 Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
 (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


      ELEVENTH:  A Director of this Corporation shall not be personally liable
      --------
 to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorized corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      Pursuant to the terms of the Stock Option and Incentive Plan, the Company has agreed to indemnify directors who serve as a member of the committee responsible for administering the respective Plan.

      The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of its Restated Certificate of Incorporation. The Company has purchased such insurance.

 Item 7.  Exemption from Registration Claimed
 ------

         Not Applicable.

 Item 8.  Exhibits
 ------

      For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

 Item 9.  Undertakings
 ------

      1.   The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
 Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bessemer, State of Alabama, on July 25, 1996.

                                      FIRSTFED BANCORP, INC.

                                   By: /s/ B. K. Goodwin, III
                                      ------------------------------------
                                      B. K. Goodwin, III
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                         Title                      Date
 ----------                         -----                      ----
 By:  /s/ B. K. Goodwin, III        President, Chief           July 25, 1996
     -------------------------      Executive Officer, and
     B. K. Goodwin, III             Chairman of the Board


 By:  /s/ Lynn J. Joyce             Vice President,            July 25, 1996
     -------------------------
     Lynn J. Joyce                  Secretary and Treasurer


 By:  /s/ Fred T. Blair             Director                   July 25, 1996
     -------------------------
     Fred T. Blair


 By: -------------------------      Director                   July   , 1996
     A. W. Kuhn                                                    ---


 By:  /s/ James B. Koikos           Director                   July 25, 1996
     -------------------------
     James B. Koikos


 By:  /s/ Malcolm E. Lewis          Director                   July 25, 1996
     -------------------------
     Malcolm E. Lewis


 By:  /s/ E. H. Moore, Jr.          Director                   July 25, 1996
     -------------------------
     E. H. Moore, Jr.


 By:  /s/ James E. Mulkin           Director                   July 25, 1996
     -------------------------
     James E. Mulkin


 By:  /s/ Robert E. Paden           Director                   July 25, 1996
     -------------------------
     Robert E. Paden


 By:  /s/ G. Larry Russell          Director                   July 25, 1996
     -------------------------
     G. Larry Russell

                               INDEX TO EXHIBITS

                                                                   Sequential
 Exhibit                   Description                             Page Number
 -------                   -----------                             -----------
 5          Opinion of Housley Kantarian & Bronstein, P.C.
            as to the validity of the Common Stock being
            registered

 23.1       Consent of Housley Kantarian & Bronstein, P.C.
            (appears in their opinion filed as Exhibit 5)

 23.2       Consent of Independent Public Accountants

 99.1       FirstFed Bancorp, Inc. 1995 Stock Option and
            Incentive Plan

 99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive
            Stock Options granted under the 1995 Stock
            Option and Incentive Plan

 99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-
            Incentive Stock Options granted under the 1995
            Stock Option and Incentive Plan

 99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation
            Rights granted under the 1995 Stock Option and Incentive Plan

 99.5       Board resolutions approving the 1995 Stock
            Option and Incentive Plan